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Exhibit 21

SUBSIDIARIES OF ORIENT-EXPRESS HOTELS LTD.

Jurisdiction of Organization
80 Westcliff (Pty) Ltd.	South Africa
Alberghiera Fiesolana S.p.A.	Italy
Byblos S.r.l. (subsidiary of Alberghiera Fiesolana S.p.A.)	Italy
Compania Hoteis Palace	Brazil
Hotel Cipriani S.p.A.	Italy
Subsidiaries of Hotel Cipriani S.p.A.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Northern Belle Ltd.	U.K.
Venice Simplon-Orient-Express Deutschland GmbH	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Venice Simplon-Orient-Express Servizi S.r.l.	Italy
Hotelapa Investimento Hoteleiro S.A.	Portugal
Hotel Splendido S.r.l.	Italy
Subsidiaries of Hotel Splendido S.r.l.
Mirna S.r.l.	Italy
Collection Venice Simplon-Orient-Express Ltd. (subsidiary of Mirna S.r.l.)	U.K.
Société de la Cité S.A.	France
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Lilianfels Hotel Ltd.	Bermuda
Lilianfels Blue Mountains Pty. Ltd. (subsidiary of Lilianfels Hotel Ltd.)	Australia
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya, S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
MPP S.A.	Peru
Inversiones Malecon de la Reserva S.A. (subsidiary of MPP S.A.)	Peru
Nara Tahiti S.A.	French Polynesia
Observatory Hotel Ltd.	Bermuda
Observatory Hotel Pty. Ltd. (subsidiary of Observatory Hotel Ltd.)	Australia
OEH Oxford Ltd.	Bermuda
Le Manoir Ltd. (subsidiary of OEH Oxford Ltd.)	U.K.
Le Manoir Holdings Ltd. (subsidiary of Le Manoir Ltd.)	U.K.
Blanc Restaurants Ltd. (subsidiary of Le Manoir Holdings Ltd.)	U.K.
OEH Peru Ltd.	Bermuda
OEH Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of OEH Spain Ltd.)	Spain
Orient-Express Holdings 1 Ltd.	Bermuda

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Orient-Express Hotels Inc.	Delaware
Subsidiaries of Orient-Express Hotels Inc.
'21' Club Properties Inc.	Delaware
'21' Club Inc. (subsidiary of '21' Club Properties Inc.)	New York
Charleston Place Holdings Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Subsidiaries of Mountbay Holdings Inc.
Inn at Perry Cabin Corporation	Maryland
Keswick Hall Inc.	Virginia
Orient-Express Services Inc.	Delaware
Subsidiaries of Orient-Express Services Inc.
Keswick Golf Club Inc.	Virginia
Keswick Club Inc. (subsidiary of Keswick Golf Club Inc.)	Virginia
Luxury Reservation Services Inc.	Delaware
Orient-Express Hotels Louisiana Inc.	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Orient-Express Travel Inc. (subsidiary of Venice Simplon-Orient-Express Inc.)	Delaware
Windsor Court Hotel Inc.	Delaware
Orient-Express Hotels U.K. Ltd.	U.K.
Subsidiaries of Orient-Express Hotels U.K. Ltd.
Horatio Properties Ltd.	U.K.
Mount Nelson Hotel Ltd. (subsidiary of Horatio Properties Ltd.)	U.K.
Orient-Express Services Ltd.	U.K.
Orient-Express Spanish Holdings S.L.	Spain
Orient-Express Madrid S.L. (subsidiary of Orient-Express Spanish Holdings S.L.)	Spain
Reid's Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reid's Hoteis Lda.)	U.K.
Game Viewers (Pty) Ltd. (subsidiary of Island Hotel (Madeira) Ltd.)	Botswana
Gametrackers (Botswana) (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Sea Containers Peru Rail Ltd.	Bermuda
Windsor New Orleans Properties Ltd.	Bermuda
Windsor Great Park Inc. (subsidiary of Windsor New Orleans Properties Ltd.)	Delaware
Windsor Court Hotel Limited Partnership (subsidiary of Windsor Great Park Inc.)	Delaware

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SUBSIDIARIES OF ORIENT-EXPRESS HOTELS LTD.